Exhibit 10.55

AMENDMENT NUMBER SIX TO CREDIT AGREEMENT

This Amendment Number Six to Credit Agreement (“Amendment”) is entered into as of December 31, 2009, by and among the lenders identified on the signature pages hereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), and WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), on the one hand, and TELTRONICS, INC., a Delaware corporation (“Borrower”), on the other hand, with reference to the following facts:

A.   Borrower, Agent, and Lenders have previously entered into that certain Credit Agreement, dated as of May 31, 2007 (as amended and modified, from time to time, the “Agreement”).

B.   Borrower has requested that Agent and Lenders make certain amendments to the Agreement as provided for and on the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend and supplement the Agreement as follows:

1.    DEFINITIONS.   All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

2.    AMENDMENT.   Section 6.16 of the Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

(a)   Minimum EBITDA.  Fail to achieve EBITDA, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Required Amount	Applicable Period
$6,555,000	For the 12 month period ending 1/31/10
$6,475,000	For the 12 month period ending 2/28/10
$5,900,000	For the 12 month period ending 3/31/10
$5,575,000	For the 12 month period ending 4/30/10
$4,975,000	For the 12 month period ending 5/31/10
$4,250,000	For the 12 month period ending 6/30/10
$3,500,000	For the 12 month period ending 7/31/10
$3,100,000	For the 12 month period ending 8/31/10
$2,680,000	For the 12 month period ending 9/30/10
$2,555,000	For the 12 month period ending 10/31/10

$2,510,000	For the 12 month period ending 11/30/10
$2,675,000	For the 12 month period ending 12/31/10

Minimum EBITDA levels for each month in any fiscal year commencing with fiscal year 2011 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3; provided, however, that in no event shall such minimum EBITDA levels be less that $2,500,000 for the 12 month period ending January 31, 2011, February 28, 2011 and March 31, 2011.  Such financial projections must credibly reflect expected performance by Borrower in each month of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

(b)   Minimum Fixed Charge Coverage Ratio.  Have a Fixed Charge Coverage Ratio, measured on a month-end basis, of less than the required ratio set forth in the following table for the applicable period set forth opposite thereto:

Applicable Ratio	Month Ending
2.00:1.00	For the 12 month period ending 1/31/10
2.00:1.00	For the 12 month period ending 2/28/10
1.85:1.00	For the 12 month period ending 3/31/10
1.70:1.00	For the 12 month period ending 4/30/10
1.50:1.00	For the 12 month period ending 5/31/10
1.25:1.00	For the 12 month period ending 6/30/10
1.00:1.00	For the 12 month period ending 7/31/10
0.90:1.00	For the 12 month period ending 8/31/10
0.75:1.00	For the 12 month period ending 9/30/10
0.75:1.00	For the 12 month period ending 10/31/10
0.75:1.00	For the 12 month period ending 11/30/10
0.80:1.00	For the 12 month period ending 12/31/10

Minimum Fixed Charge Coverage Ratios for each month in any fiscal year commencing with fiscal year 2011 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3; provided, however, that in no event shall such minimum Fixed Charged Coverage Ratios be less that 0.80:1.00 for the 12 month period ending January 31, 2011, February 28, 2011 and March 31, 2011.  Such financial projections must credibly reflect expected performance by Borrower in each month of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

(c)   Capital Expenditures.  Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2008	Fiscal Year 2009	Fiscal Year 2010	Fiscal Year 2011
$250,000	$250,000	$250,000	$250,000

(d)   Minimum TTM Recurring Revenue.  Fail to achieve TTM Recurring Revenue, excluding revenue generated from Teltronics UK, measured on a month-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Required Amount	Applicable Period
$8,500,000	For the 12 month period ending 1/31/10
$8,550,000	For the 12 month period ending 2/28/10
$8,650,000	For the 12 month period ending 3/31/10
$8,595,000	For the 12 month period ending 4/30/10
$8,510,000	For the 12 month period ending 5/31/10
$8,360,000	For the 12 month period ending 6/30/10
$8,400,000	For the 12 month period ending 7/31/10
$8,410,000	For the 12 month period ending 8/31/10
$8,440,000	For the 12 month period ending 9/30/10
$8,560,000	For the 12 month period ending 10/31/10
$8,795,000	For the 12 month period ending 11/30/10
$8,900,000	For the 12 month period ending 12/31/10

TTM Recurring Revenue levels for each month in any fiscal year commencing with fiscal year 2011 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3; provided, however, that in no event shall such TTM Recurring Revenue levels be less that $8,900,000 for the 12 month period ending January 31, 2011, February 28, 2011 and March 31, 2011.  Such financial projections must credibly reflect expected performance by Borrower in each month of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

(e)   Minimum Total Sales.  Fail to achieve Total Sales, measured on a quarter-end basis, of at least the required amount set forth in the following table for the applicable period set forth opposite thereto:

Required Amount	Month Ending
$5,730,000	For the 3 month period ending 3/31/10
$13,150,000	For the 6 month period ending 6/30/10
$21,850,000	For the 9 month period ending 9/30/10
$28,150,000	For the 12 month period ending 12/31/10

Minimum Total Sales for each quarter in any fiscal year commencing with fiscal year 2011 shall be determined by Agent, based upon the latest Projections for such fiscal year delivered to Agent in accordance with Section 5.3; provided, however, that in no event shall such minimum Total Sales be less that $5,500,000 for the 3 month period ending March 31, 2011.  Such financial projections must credibly reflect expected performance by Borrower in each quarter of such fiscal year and shall otherwise be satisfactory to Agent in its reasonable credit judgment.

3.    INTENTIONALLY OMITTED.

4.    INTENTIONALLY OMITTED.

5.    REPRESENTATIONS AND WARRANTIES.  Borrower hereby affirms to Agent and Lenders that all of Borrower’s representations and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

6.    NO DEFAULTS.  Borrower hereby affirms to Agent and Lenders that no Event of Default has occurred and is continuing as of the date hereof.

7.    CONDITIONS PRECEDENT.  The effectiveness of this Amendment is hereby conditioned upon receipt by Agent of a fully executed copy of this Amendment from each party hereto, in form and substance satisfactory to Agent.

8.    REAFFIRMATION.  Borrower hereby acknowledges and reaffirms (i) all of its obligations and duties under the Loan Documents, and (ii) that the Agent, for the ratable benefit of the Lender Group, has and shall continue to have valid, perfected Liens in the Collateral as provided in Section 5.2(d) of the Security Agreement.

9.    COSTS AND EXPENSES.  Borrower shall pay to Agent and Lenders all of Agent’s and Lenders’ out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the preparation, execution, and delivery of this Amendment and all related documents.

10.    LIMITED EFFECT.  In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.  In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

11.    GENERAL RELEASE.  IN CONSIDERATION OF AGENT AND LENDERS AGREEING TO ENTER INTO THIS AMENDMENT AND FOR OTHER GOOD AND VALUABLE

CONSIDERATION, BORROWER HEREBY RELEASES AND DISCHARGES AGENT AND LENDERS, THEIR AGENTS, REPRESENTATIVES, OFFICERS, DIRECTORS, AND ASSIGNS, FROM ANY AND ALL CLAIMS, LIABILITIES, RIGHTS AND OBLIGATIONS, OF ANY NATURE WHATSOEVER, WHETHER SOUNDING IN TORT OR CONTRACT, ARISING PRIOR TO THE DATE HEREOF RELATING TO THE OBLIGATIONS, THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS RELEASE SHALL BE EFFECTIVE NOTWITHSTANDING, AND BORROWER HEREBY WAIVES ANY AND ALL RIGHTS ARISING UNDER OR WITH RESPECT TO, CALIFORNIA CIVIL CODE SECTION 1542 (OR ANY NEW YORK LAW EQUIVALENT) WHICH PROVIDES:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

12.    COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered shall be deemed to be an original.  All such counterparts, taken together, shall constitute but one and the same Amendment.  This Amendment shall become effective upon the execution of a counterpart of this Amendment by each of the parties hereto.  This Amendment is a Loan Document and is subject to all the terms and conditions, and entitled to all the protections, applicable to Loan Documents generally.

[remainder of page left blank intentionally; signatures to follow]

BN 4997166v4

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

TELTRONICS, INC.,
a Delaware corporation

By:       /s/ Angela L. Marvin
Name:  Angela L. Marvin
Title:    CFO

WELLS FARGO FOOTHILL, INC.,
a California corporation,
as Agent, Lender and Required Lender

By:       /s/ Tiffany Ormon
Name:  Tiffany Ormon
Title:     Vice President

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Amendment Number Six